UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2013

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

4.00% Convertible Senior Notes due 2020 of Ascent Capital Group, Inc.

On July 11, 2013, Ascent Capital Group, Inc. (“Ascent”) entered into an underwriting agreement (the “Underwriting Agreement”), a copy of which is attached hereto as Exhibit 1.1, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as underwriters (the “Underwriters”), relating to the sale and issuance of $103.5 million in aggregate principal amount of 4.00% convertible senior notes due 2020 (the “Convertible Notes”) pursuant to its effective Registration Statement on Form S-3 (File No. 333-189892) (the “Registration Statement”), including the prospectus contained therein dated July 11, 2013 filed by Ascent with the Securities and Exchange Commission (the “SEC”) on July 12, 2013. The public offering price of the Convertible Notes is 100% of principal amount. The Convertible Notes will be convertible, under certain circumstances, into cash, shares of Ascent’s Series A common stock, par value $.01 per share (the “Common Stock”), or any combination thereof at Ascent’s election. Ascent granted to the Underwriters an option to purchase up to an additional $13.5 million aggregate principal amount of Convertible Notes (the “Option to Purchase Additional Notes”), which was exercised on July 15, 2013 and included in the $103.5 million in aggregate principal amount described above.

The Convertible Notes offering was completed on July 17, 2013. Ascent intends to use the proceeds from this offering, together with proceeds from the offering of $175 million aggregate principal amount of 9.125% senior notes due 2020 by Monitronics Escrow Corporation, a wholly-owned subsidiary of Ascent, an expected $225 million new term loan of Monitronics International, Inc. (“Monitronics”), the wholly-owned operating subsidiary of Ascent (such term loan, the “New Term Loan”), and cash on hand at Ascent to fund the purchase price for the previously announced acquisition of Security Networks, LLC (“Security Networks”) by Monitronics (the “Security Networks Acquisition”). If the Security Networks Acquisition is not completed for any reason, Ascent will use the proceeds from the offering of the Convertible Notes for general corporate purposes.

Interest; Maturity

The Convertible Notes will mature on July 15, 2020. The Convertible Notes bear interest at a rate per annum of 4.00% from July 17, 2013. Interest on the Convertible Notes is payable semi-annually on January 15 and July 15 of each year.

Conversion Privilege

Holders of the Convertible Notes (“Noteholders”) shall have the right, at their option, to convert all or any portion of such Convertible Note, subject to the satisfaction of certain conditions, at an initial conversion rate of 9.7272 shares of Common Stock per $1,000 principal amount of Convertible Notes (subject to adjustment in certain situations), which represents an initial conversion price of approximately $102.804. Ascent is entitled to settle any such conversion by delivery of cash, shares of Common Stock or any combination thereof at Ascent’s election. In addition, Noteholders will have the right to submit Convertible Notes for conversion, subject to the satisfaction of certain conditions, in the event of certain corporate transactions.

Repurchase at Option of Noteholders upon a Fundamental Change

In the event of a fundamental change (as such term is defined in the indenture governing the Convertible Notes) at any time prior to the maturity date, each Noteholder shall have the right, at such Noteholder’s option, to require Ascent to repurchase for cash any or all of such Noteholder’s Convertible Notes on the repurchase date specified by Ascent at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid additional interest, if any, unless the repurchase date occurs after an interest record date and on or prior to the related interest payment date, as specified in the indenture.

No Redemption; No Sinking Fund

The Convertible Notes are not redeemable at the option of Ascent prior to maturity and are not entitled to the benefit of any sinking fund.

Events of Default

The indenture governing the Convertible Notes provides for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all outstanding Convertible Notes to become due and payable immediately.

The foregoing descriptions of the Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the indenture, which will be filed by Ascent with its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2013.

9.125% Monitronics Senior Notes due 2020

Also on July 11, 2013, Ascent’s wholly-owned subsidiary, Monitronics Escrow Corporation (the “Escrow Issuer”), entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several Initial Purchasers named therein (the “Initial Purchasers”), pursuant to which the Initial Purchasers agreed to purchase $175 million aggregate principal amount of 9.125% senior notes due 2020 of the Escrow Issuer (the “Monitronics Notes”). The Monitronics Notes, the offering of which was completed on July 17, 2013, were issued under an indenture containing nearly identical terms to the indenture, dated March 23, 2012 (the “Original Indenture” and, together with the indenture governing the Monitronics Notes, the “indentures”), governing Monitronics’ existing 9.125% senior notes due 2020 (the “Existing Notes”) and have identical terms to, and following the Assumption (as defined below) are expected to be treated as a single class with, the Existing Notes.

The proceeds from this offering have been placed into escrow and will be used, together with the proceeds from the Convertible Notes and the New Term Loan and cash on hand at Ascent, to fund the purchase price for the Security Networks Acquisition. In connection with the completion of the Security Networks Acquisition, the Escrow Issuer will be merged into Monitronics, and Monitronics will assume the Monitronics Notes (the “Assumption”) under the Original Indenture. Prior to the Assumption, the primary activities of the Escrow Issuer generally will be restricted to issuing the Existing Notes, performing its obligations under the Monitronics Notes and the related escrow agreement and redeeming the Existing Notes if the Security Networks Acquisition is not completed by an agreed upon end date.  In that event, the proceeds of the offering will instead be used to make a mandatory redemption of the Monitronics Notes.

Following the completion of the Security Networks Acquisition and the Assumption, the Monitronics Notes will be the senior unsecured obligations of Monitronics and will be guaranteed by all of Monitronics’ subsidiaries on the date of the Assumption, including Security Networks and its subsidiaries. Ascent is not a guarantor of the Existing Notes and will not be a guarantor of the Monitronics Notes.

The Monitronics Notes and related guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

References below to “Monitronics” refer to the Escrow Issuer prior to the Assumption and Monitronics from and following the Assumption.

Interest; Maturity

The Monitronics Notes will mature on April 1, 2020. The Monitronics Notes bear interest at a rate per annum of 9.125% from March 23, 2012. Interest on the Monitronics Notes is payable semi-annually on April 1 and October 1 of each year.

Optional Redemption

Prior to April 1, 2016, some or all of the Monitronics Notes may be redeemed at a redemption price equal to 100% of the principal amount of the Monitronics Notes redeemed plus a make-whole premium and accrued and unpaid interest, if any, to but not including, the applicable redemption date.

On or after April 1, 2016, some or all of the Monitronics Notes may be redeemed at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Year	Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

In addition, prior to April 1, 2015, a portion of the Monitronics Notes may be redeemed at a redemption price equal to 109.125% of the principal amount of the Monitronics Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Mandatory Offers to Repurchase

In connection with the occurrence of a Change of Control (as defined in the applicable indenture), unless Monitronics has exercised its redemption rights as described under “—Optional Redemption,” Monitronics will be required to offer to repurchase all outstanding Monitronics Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

In addition, under certain circumstances, Monitronics may be required to offer to repurchase all outstanding Monitronics Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, with the net proceeds of certain asset sales, unless Monitronics has reinvested such net proceeds in its business, repaid certain debt arrangements with such net proceeds or taken other permitted actions with such net proceeds.

Covenants

The indentures contain covenants that, among other things, limit the ability of Monitronics and its restricted subsidiaries to: incur additional indebtedness or issue certain equity securities; pay dividends or make other distributions; make certain investments; enter into certain transactions with affiliates; transfer or sell assets; create certain liens; merge, consolidate or sell all or substantially all of Monitronics’  assets; and designate Monitronics’ subsidiaries as unrestricted subsidiaries.

Events of Default

The indentures also provide for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all outstanding Monitronics Notes to become immediately due and payable.

Registration Rights

Upon issuance, the Monitronics Notes were not registered under the Securities Act or the securities laws of any other jurisdiction.  In connection with the closing of the offering, Monitronics has agreed that, following completion of the offering and the Assumption, Monitronics will file an exchange offer registration statement with the SEC with respect to an offer to exchange the Monitronics Notes and, under certain circumstances, a shelf registration statement with respect to resales of the Monitronics Notes.

The foregoing descriptions of the Monitronics Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the indenture governing the Monitronics Notes prior to the Assumption, which will be filed by Monitronics with its Quarterly Report on Form 10-Q for the quarterly period ending June 30,

2013, and the full text of the Original Indenture which was previously filed on May 9, 2012 as Exhibit 4.1 to Ascent’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012.

Item 3.02.  Unregistered Sales of Equity Securities.

Hedging Transactions Relating to the Offering of the Convertible Notes

On July 11, 2013, in connection with the pricing of the Convertible Notes, and on July 15, 2013, in connection with the Underwriters’ exercise of their Option to Purchase Additional Notes, Ascent entered into privately negotiated convertible note hedge transactions consisting of two purchased call options (the “Bond Hedge Transactions”), one with Bank of America, N.A. and the other with Credit Suisse Capital LLC, represented by Credit Suisse Securities (USA) LLC as its agent (the “Option Counterparties”).   The Bond Hedge Transactions cover approximately 1,007,000 shares of Common Stock, subject to anti-dilution adjustments pertaining to the Convertible Notes, which is equal to the number of shares of Common Stock that will initially underlie the Convertible Notes.

The Bond Hedge Transactions are expected to reduce the potential dilution with respect to the Common Stock, and/or offset potential cash payments Ascent is required to make in excess of the principal amount of the Convertible Notes, upon conversion of the notes in the event that the volume-weighted average price per share of the Common Stock, on each trading day of the relevant cash settlement averaging period or other relevant valuation period, is greater than the strike price of $102.804, which initially corresponds to the conversion price of the Convertible Notes.

Concurrently with each Bond Hedge Transaction, Ascent also entered into separate privately negotiated warrant transactions with each of the Option Counterparties to sell to them, on the relevant expiration date, a number of shares of Common Stock with a value equal to the number of warrants exercisable on that date times the excess of the volume-weighted average price of the Common Stock over the strike price of $118.62 per share (the “Warrant Transactions”).  The warrants are European options, and are exercisable in tranches on consecutive trading days starting after the maturity of the Convertible Notes.  The Warrant Transactions may have a dilutive effect with respect to the Common Stock to the extent the Warrant Transactions are settled with shares of Common Stock.  Ascent may elect to settle its delivery obligation under the Warrant Transactions with cash.

Ascent received $12,357,000 in proceeds from the sale of the warrants, resulting in a net cost for the Bond Hedge Transactions and the Warrant Transactions of approximately $5.3 million.  The Bond Hedge Transactions and Warrant Transactions are separate transactions entered into by Ascent with the Option Counterparties, are not part of the terms of the Convertible Notes and will not affect the Noteholders’ rights under the Convertible Notes.  The Noteholders will not have any rights with respect to the Bond Hedge Transactions or the Warrant Transactions.

The Bond Hedge Transactions and the Warrant Transactions are intended to be exempt from registration under the Securities Act by virtue of the exemption provided by Section 4(2) of the Securities Act.

The foregoing descriptions of each Bond Hedge Transaction and Warrant Transaction do not purport to be complete and are qualified in their entirety by reference to the related agreements, which will be filed by Ascent with its Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2013.

Item 7.01.  Regulation FD Disclosure.

On July 11, 2013, Ascent issued press releases announcing the Convertible Notes offering and the Monitronics Notes offering, which are filed as Exhibits 99.1 and 99.2, respectively, hereto.

On July 12, 2013, Ascent issued press releases announcing the pricing of the Convertible Notes offering and the pricing of the Monitronics Notes, which are filed as Exhibits 99.3 and 99.4, respectively, hereto.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of July 11, 2013, by and among Ascent Capital Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as representatives of the several underwriters named therein.

99.1	Press Release issued by Ascent Capital Group, Inc. on July 11, 2013 (relating to the announcement of the Convertible Notes).
99.2	Press Release issued by Ascent Capital Group, Inc. on July 11, 2013 (relating to the announcement of the Monitronics Notes).
99.3	Press Release issued by Ascent Capital Group, Inc. on July 12, 2013 (relating to the pricing of the Convertible Notes).
99.4	Press Release issued by Ascent Capital Group, Inc. on July 12, 2013 (relating to the pricing of the Monitronics Notes).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013

ASCENT CAPITAL GROUP, INC.

	By:	/s/ William E. Niles
		Name:	William E. Niles
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of July 11, 2013, by and among Ascent Capital Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as representatives of the several underwriters named therein.

99.1	Press Release issued by Ascent Capital Group, Inc. on July 11, 2013 (relating to the announcement of the Convertible Notes).
99.2	Press Release issued by Ascent Capital Group, Inc. on July 11, 2013 (relating to the announcement of the Monitronics Notes).
99.3	Press Release issued by Ascent Capital Group, Inc. on July 12, 2013 (relating to the pricing of the Convertible Notes).
99.4	Press Release issued by Ascent Capital Group, Inc. on July 12, 2013 (relating to the pricing of the Monitronics Notes).